Exhibit 99.1

News Release
Contacts:
Dana Ripley	Jennifer Thompson
Media	Investors/Analysts
(612) 303-3167	(612) 303-0778

U.S. BANCORP REPORTS RECORD REVENUE AND NET INCOME

FOR THE THIRD QUARTER OF 2017

Record Earnings Per Diluted Common Share of $0.88

Return on average assets of 1.38 percent and average common equity of 13.6 percent

Returned 79 percent of earnings to shareholders

MINNEAPOLIS, October 18, 2017 — U.S. Bancorp (NYSE: USB) today reported net income of $1,563 million for the third quarter of 2017, or $0.88 per diluted common share, compared with $1,502 million, or $0.84 per diluted common share, in the third quarter of 2016.

Highlights for the third quarter of 2017 included:

•	Record diluted earnings per share of $0.88, record net revenue of $5,608 million, record net income of $1,563 million and positive operating leverage

•	Industry-leading return on average assets of 1.38 percent and return on average common equity of 13.6 percent and efficiency ratio of 54.3 percent

•	Returned 79 percent of third quarter earnings to shareholders through dividends and share buybacks

•	Net interest income (taxable-equivalent basis) grew 8.3 percent year-over-year and 3.8 percent on a linked quarter basis

•	Net interest margin of 3.10 percent for the third quarter of 2017 was 12 basis points higher than the third quarter of 2016 and 6 basis points higher than the second quarter of 2017

•	Nonperforming assets decreased 24.8 percent on a year-over-year basis and 7.3 percent on a linked quarter basis

•	Average total loans grew 3.0 percent over the third quarter of 2016 and 0.8 percent on a linked quarter basis

•	Average total commercial loans grew 4.6 percent over the third quarter of 2016 and 1.0 percent on a linked quarter basis

•	Average total other retail loans grew 6.1 percent over the third quarter of 2016 and 2.6 percent on a linked quarter basis

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

•	Strong capital position. At September 30, 2017, the estimated common equity tier 1 capital to risk-weighted assets ratio was 9.4 percent using the Basel III fully implemented standardized approach and was 11.8 percent using the Basel III fully implemented advanced approaches method.

EARNINGS SUMMARY								Table 1

($ in millions, except per-share data)				Percent	Percent
				Change	Change
	3Q	2Q	3Q	3Q17 vs	3Q17 vs	YTD	YTD	Percent
	2017	2017	2016	2Q17	3Q16	2017	2016	Change
Net income attributable to U.S. Bancorp	$1,563	$1,500	$1,502	4.2	4.1	$4,536	$4,410	2.9
Diluted earnings per common share	$.88	$.85	$.84	3.5	4.8	$2.55	$2.43	4.9
Return on average assets (%)	1.38	1.35	1.36			1.36	1.37
Return on average common equity (%)	13.6	13.4	13.5			13.4	13.4
Net interest margin (%)	3.10	3.04	2.98			3.06	3.02
Efficiency ratio (%) (a)	54.3	55.2	54.5			55.0	54.7
Tangible efficiency ratio (%) (a)	53.5	54.4	53.7			54.2	53.8
Dividends declared per common share	$.30	$.28	$.28	7.1	7.1	$.86	$.79	8.9
Book value per common share (period end)	$25.98	$25.55	$24.78	1.7	4.8

(a)	See Non-GAAP Financial Measures reconciliation on page 21

Net income attributable to U.S. Bancorp was $1,563 million for the third quarter of 2017, 4.1 percent higher than the $1,502 million for the third quarter of 2016, and 4.2 percent higher than the $1,500 million for the second quarter of 2017. Diluted earnings per common share of $0.88 in the third quarter of 2017 were $0.04 higher than the third quarter of 2016 and $0.03 higher than the second quarter of 2017. The increase in net income year-over-year was principally due to a 4.1 percent increase in total net revenue driven by higher net interest income, partially offset by a 3.7 percent increase in noninterest expense. Net interest income increased 8.3 percent on a taxable-equivalent basis (8.4 percent as reported on a GAAP basis), mainly as a result of loan growth and the impact of rising interest rates. Noninterest income decreased 0.9 percent principally due to lower mortgage banking revenue, primarily the result of strong refinancing activities in the third quarter of 2016, partially offset by increases in trust and investment management fees, payment services revenue, and treasury management fees as well as higher equity investment income. The increase in total net revenue was partially offset by higher noninterest expense, primarily due to increased compensation expense related to hiring to support business growth and compliance programs, merit increases, and higher

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

variable compensation. The increase in net income on a linked quarter basis was principally due to an increase in total net revenue of 2.2 percent, reflecting higher net interest income driven by loan growth, the impact of rising interest rates, higher interest recoveries and an additional day in the current quarter. These increases were partially offset by a slight increase in noninterest expense of 0.5 percent.

U.S. Bancorp President and Chief Executive Officer Andy Cecere said, “In the third quarter, U.S. Bancorp delivered industry leading results, supported by record revenue, net income and earnings per diluted share. We produced best-in-class performance metrics, including return on average assets of 1.38 percent, return on average common equity of 13.6 percent and an improving efficiency ratio of 54.3 percent.

“We remain deeply committed to value creation for our shareholders, and in the third quarter, our dividend increased by 7.1 percent. Overall, we returned 79 percent of our earnings to shareholders through dividends and share buybacks. As we move into the fourth quarter, we plan to build on the momentum we have established.

“Our Company is strong and we are well positioned for growth. We continue to be focused on delivering a great customer experience through our One Bank initiatives, optimization of our businesses, data analytics, process improvements and product delivery. We are investing in innovation and technology to drive growth and improve efficiencies in the future. Our strong revenue base and financial discipline positions us for growth heading into the next year. I’m proud of our employees and the effort they make every day to help us deliver consistently strong financial returns and to become our stakeholders’ most trusted choice.”

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

INCOME STATEMENT HIGHLIGHTS								Table 2

($ in millions, except per-share data)				Percent	Percent
				Change	Change
	3Q	2Q	3Q	3Q17 vs	3Q17 vs	YTD	YTD	Percent
	2017	2017	2016	2Q17	3Q16	2017	2016	Change
Net interest income	$3,135	$3,017	$2,893	3.9	8.4	$9,097	$8,573	6.1
Taxable-equivalent adjustment	51	51	50	—	2.0	152	154	(1.3)

Net interest income (taxable-equivalent basis)	3,186	3,068	2,943	3.8	8.3	9,249	8,727	6.0
Noninterest income	2,422	2,419	2,445	.1	(.9)	7,170	7,146	.3

Total net revenue	5,608	5,487	5,388	2.2	4.1	16,419	15,873	3.4
Noninterest expense	3,039	3,023	2,931	.5	3.7	9,006	8,672	3.9

Income before provision and income taxes	2,569	2,464	2,457	4.3	4.6	7,413	7,201	2.9
Provision for credit losses	360	350	325	2.9	10.8	1,055	982	7.4

Income before taxes	2,209	2,114	2,132	4.5	3.6	6,358	6,219	2.2
Income taxes and taxable-equivalent adjustment	640	602	616	6.3	3.9	1,791	1,766	1.4

Net income	1,569	1,512	1,516	3.8	3.5	4,567	4,453	2.6
Net (income) loss attributable to noncontrolling interests	(6)	(12)	(14)	50.0	57.1	(31)	(43)	27.9

Net income attributable to U.S. Bancorp	$1,563	$1,500	$1,502	4.2	4.1	$4,536	$4,410	2.9

Net income applicable to U.S. Bancorp common shareholders	$1,485	$1,430	$1,434	3.8	3.6	$4,302	$4,198	2.5

Diluted earnings per common share	$.88	$.85	$.84	3.5	4.8	$2.55	$2.43	4.9

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

NET INTEREST INCOME								Table 3

(Taxable-equivalent basis; $ in millions)
				Change	Change
	3Q	2Q	3Q	3Q17 vs	3Q17 vs	YTD	YTD
	2017	2017	2016	2Q17	3Q16	2017	2016	Change
Components of net interest income
Income on earning assets	$3,768	$3,584	$3,371	$184	$397	$10,803	$9,951	$852
Expense on interest-bearing liabilities	582	516	428	66	154	1,554	1,224	330

Net interest income	$3,186	$3,068	$2,943	$118	$243	$9,249	$8,727	$522

Average yields and rates paid
Earning assets yield	3.67%	3.56%	3.41%	.11%	.26%	3.57%	3.44%	.13%
Rate paid on interest-bearing liabilities	.76	.69	.59	.07	.17	.69	.57	.12

Gross interest margin	2.91%	2.87%	2.82%	.04%	.09%	2.88%	2.87%	.01%

Net interest margin	3.10%	3.04%	2.98%	.06%	.12%	3.06%	3.02%	.04%

Average balances
Investment securities (a)	$111,832	$111,368	$108,109	$464	$3,723	$111,325	$107,095	$4,230
Loans	277,626	275,528	269,637	2,098	7,989	275,454	266,179	9,275
Earning assets	408,825	403,883	393,783	4,942	15,042	404,031	385,816	18,215
Interest-bearing liabilities	304,236	299,271	290,331	4,965	13,905	299,922	285,233	14,689

(a)	Excludes unrealized gain (loss)

Net Interest Income

Net interest income on a taxable-equivalent basis in the third quarter of 2017 was $3,186 million, an increase of $243 million (8.3 percent) over the third quarter of 2016. The increase was principally driven by loan growth and the impact of rising interest rates. Average earning assets were $15.0 billion (3.8 percent) higher than the third quarter of 2016, reflecting increases of $8.0 billion (3.0 percent) in average total loans, $4.1 billion (36.0 percent) in average other earning assets and $3.7 billion (3.4 percent) in average investment securities. Net interest income on a taxable-equivalent basis increased $118 million (3.8 percent) on a linked quarter basis driven by loan growth, the impact of rising interest rates, higher interest recoveries and an additional day in the third quarter. In addition, average earning assets were $4.9 billion (1.2 percent) higher on a linked quarter basis, mainly from higher average loans, investment securities and other earning assets.

The net interest margin in the third quarter of 2017 was 3.10 percent, compared with 2.98 percent in the third quarter of 2016, and 3.04 percent in the second quarter of 2017. The increase in the net interest margin

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

year-over-year was due to higher interest rates and loan portfolio mix, partially offset by higher funding costs and higher cash balances. The increase in net interest margin on a linked quarter basis was driven by higher interest rates and a change in loan portfolio mix, partially offset by higher funding costs.

Investment Securities

Average investment securities in the third quarter of 2017 were $3.7 billion (3.4 percent) higher year-over-year and $464 million (0.4 percent) higher than the prior quarter. These increases were primarily due to purchases of U.S. Treasury and U.S. government mortgage-backed securities, net of prepayments and maturities, in support of liquidity management.

AVERAGE LOANS								Table 4

($ in millions)				Percent	Percent
				Change	Change
	3Q	2Q	3Q	3Q17 vs	3Q17 vs	YTD	YTD	Percent
	2017	2017	2016	2Q17	3Q16	2017	2016	Change
Commercial	$91,077	$90,061	$87,067	1.1	4.6	$89,817	$86,186	4.2
Lease financing	5,556	5,577	5,302	(.4)	4.8	5,530	5,265	5.0

Total commercial	96,633	95,638	92,369	1.0	4.6	95,347	91,451	4.3
Commercial mortgages	30,114	30,627	31,888	(1.7)	(5.6)	30,729	31,891	(3.6)
Construction and development	11,507	11,922	11,486	(3.5)	.2	11,708	11,031	6.1

Total commercial real estate	41,621	42,549	43,374	(2.2)	(4.0)	42,437	42,922	(1.1)
Residential mortgages	59,030	58,544	56,284	.8	4.9	58,496	55,334	5.7
Credit card	20,926	20,631	20,628	1.4	1.4	20,801	20,339	2.3
Retail leasing	7,762	7,181	5,773	8.1	34.5	7,142	5,427	31.6
Home equity and second mortgages	16,299	16,252	16,470	.3	(1.0)	16,270	16,411	(.9)
Other	32,008	31,194	30,608	2.6	4.6	31,423	29,971	4.8

Total other retail	56,069	54,627	52,851	2.6	6.1	54,835	51,809	5.8

Total loans, excluding covered loans	274,279	271,989	265,506	.8	3.3	271,916	261,855	3.8

Covered loans	3,347	3,539	4,131	(5.4)	(19.0)	3,538	4,324	(18.2)

Total loans	$277,626	$275,528	$269,637	.8	3.0	$275,454	$266,179	3.5

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

Loans

Average total loans were $8.0 billion (3.0 percent) higher than the third quarter of 2016. The increase was due to growth in total commercial loans (4.6 percent), residential mortgages (4.9 percent), retail leasing (34.5 percent), and other retail loans (4.6 percent). These increases were partially offset by a decrease in total commercial real estate loans (4.0 percent) due to disciplined underwriting of construction and development loans and payoffs of commercial mortgages given recent capital market financing by customers. Loan growth was also muted by run-off in the covered loans portfolio (19.0 percent). Average total loans were $2.1 billion (0.8 percent) higher than the second quarter of 2017. This increase was primarily driven by linked quarter growth in total commercial loans (1.0 percent), other retail loans (2.6 percent), and retail leasing (8.1 percent), partially offset by decreases in total commercial real estate loans (2.2 percent) and covered loans (5.4 percent).

AVERAGE DEPOSITS								Table 5

($ in millions)				Percent	Percent
				Change	Change
	3Q	2Q	3Q	3Q17 vs	3Q17 vs	YTD	YTD	Percent
	2017	2017	2016	2Q17	3Q16	2017	2016	Change
Noninterest-bearing deposits	$81,964	$82,710	$82,021	(.9)	(.1)	$81,808	$79,928	2.4
Interest-bearing savings deposits
Interest checking	68,066	67,290	63,456	1.2	7.3	67,021	60,746	10.3
Money market savings	105,072	106,777	99,921	(1.6)	5.2	106,856	93,121	14.7
Savings accounts	43,649	43,524	40,695	.3	7.3	43,265	40,070	8.0

Total savings deposits	216,787	217,591	204,072	(.4)	6.2	217,142	193,937	12.0
Time deposits	36,400	30,871	32,455	17.9	12.2	32,660	33,447	(2.4)

Total interest-bearing deposits	253,187	248,462	236,527	1.9	7.0	249,802	227,384	9.9

Total deposits	$335,151	$331,172	$318,548	1.2	5.2	$331,610	$307,312	7.9

Deposits

Average total deposits for the third quarter of 2017 were $16.6 billion (5.2 percent) higher than the third quarter of 2016. Average noninterest-bearing deposits were essentially flat year-over-year reflecting a decrease in Wholesale Banking and Commercial Real Estate offset by increases in Wealth Management and Securities Services and Consumer and Small Business Banking. Average total savings deposits were $12.7

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

billion (6.2 percent) higher year-over-year, a result of growth across all business lines. Average time deposits were $3.9 billion (12.2 percent) higher than the prior year quarter. Changes in time deposits are largely related to those deposits managed as an alternative to other funding sources such as wholesale borrowing, based largely on relative pricing and liquidity characteristics.

Average total deposits increased $4.0 billion (1.2 percent) over the second quarter of 2017. On a linked quarter basis, average noninterest-bearing deposits and average total savings deposits decreased slightly. Average time deposits, which are managed based on funding needs, relative pricing, and liquidity characteristics, increased $5.5 billion (17.9 percent) on a linked quarter basis, primarily driven by Wholesale Banking and Commercial Real Estate.

NONINTEREST INCOME								Table 6

($ in millions)				Percent	Percent
				Change	Change
	3Q	2Q	3Q	3Q17 vs	3Q17 vs	YTD	YTD	Percent
	2017	2017	2016	2Q17	3Q16	2017	2016	Change
Credit and debit card revenue	$308	$319	$299	(3.4)	3.0	$919	$861	6.7
Corporate payment products revenue	201	184	190	9.2	5.8	564	541	4.3
Merchant processing services	405	407	412	(.5)	(1.7)	1,190	1,188	.2
ATM processing services	92	90	87	2.2	5.7	267	251	6.4
Trust and investment management fees	380	380	362	—	5.0	1,128	1,059	6.5
Deposit service charges	192	184	192	4.3	—	553	539	2.6
Treasury management fees	153	160	147	(4.4)	4.1	466	436	6.9
Commercial products revenue	221	210	219	5.2	.9	638	654	(2.4)
Mortgage banking revenue	213	212	314	.5	(32.2)	632	739	(14.5)
Investment products fees	39	41	41	(4.9)	(4.9)	120	120	—
Securities gains (losses), net	9	9	10	—	(10.0)	47	16	nm
Other	209	223	172	(6.3)	21.5	646	742	(12.9)

Total noninterest income	$2,422	$2,419	$2,445	.1	(.9)	$7,170	$7,146	.3

Noninterest Income

Third quarter noninterest income of $2,422 million was $23 million (0.9 percent) lower than the third quarter of 2016 principally due to lower mortgage banking revenue, partially offset by increases in trust and investment management fees, payment services revenue and other noninterest income. Mortgage banking revenue decreased $101 million (32.2 percent) due to lower origination and sales volumes from home refinancing, as refinancing activities were significantly higher in the third quarter of 2016 due to a decline in

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

longer term interest rates during that period. Trust and investment management fees increased $18 million (5.0 percent) due to favorable market conditions, and net asset and account growth. Payment services revenue was higher due to an increase in corporate payment products revenue of $11 million (5.8 percent) and an increase in credit and debit card revenue of $9 million (3.0 percent), both driven by higher sales volumes. These increases were partially offset by a decrease in merchant processing services revenue of $7 million (1.7 percent) due to exiting certain joint ventures in the second quarter of 2017 and the impacts of recent weather events. Other income increased $37 million (21.5 percent) primarily due to equity investment income in the current quarter.

Noninterest income was $3 million (0.1 percent) higher in the third quarter of 2017 than the second quarter of 2017 reflecting growth in fee-based revenue driven by corporate payment products revenue, commercial products revenue and deposit service charges, partially offset by a decrease in credit and debit card revenue. Corporate payment products revenue increased $17 million (9.2 percent) due to seasonally higher volumes. Commercial products revenue increased $11 million (5.2 percent) primarily driven by higher foreign exchange fees, corporate bond fees and syndication revenue. Deposit service charges increased $8 million (4.3 percent) due to seasonally higher transaction volumes. Credit and debit card revenue decreased $11 million (3.4 percent) primarily due to fewer processing cycles in the third quarter and the impact of previously acquired portfolios.

NONINTEREST EXPENSE								Table 7

($ in millions)				Percent	Percent
				Change	Change
	3Q	2Q	3Q	3Q17 vs	3Q17 vs	YTD	YTD	Percent
	2017	2017	2016	2Q17	3Q16	2017	2016	Change
Compensation	$1,440	$1,416	$1,329	1.7	8.4	$4,247	$3,855	10.2
Employee benefits	281	287	280	(2.1)	.4	882	858	2.8
Net occupancy and equipment	258	255	250	1.2	3.2	760	741	2.6
Professional services	104	105	127	(1.0)	(18.1)	305	346	(11.8)
Marketing and business development	92	109	102	(15.6)	(9.8)	291	328	(11.3)
Technology and communications	246	242	243	1.7	1.2	723	717	.8
Postage, printing and supplies	82	81	80	1.2	2.5	244	236	3.4
Other intangibles	44	43	45	2.3	(2.2)	131	134	(2.2)
Other	492	485	475	1.4	3.6	1,423	1,457	(2.3)

Total noninterest expense	$3,039	$3,023	$2,931	.5	3.7	$9,006	$8,672	3.9

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

Noninterest Expense

Third quarter noninterest expense of $3,039 million was $108 million (3.7 percent) higher than the third quarter of 2016 primarily due to higher compensation expense, partially offset by lower professional services expense. Compensation expense increased $111 million (8.4 percent) principally due to the impact of hiring to support business growth and compliance programs, merit increases, and higher variable compensation. Professional services expense decreased $23 million (18.1 percent) primarily due to fewer consulting services as compliance programs near maturity.

Noninterest expense increased $16 million (0.5 percent) on a linked quarter basis driven by higher compensation expense, partially offset by lower marketing and business development expense. Compensation expense increased $24 million (1.7 percent) principally due to corporate incentive plans and the impact of hiring to support business growth. Marketing and business development expense decreased $17 million (15.6 percent) due to seasonal timing of certain revenue-related marketing and brand advertising.

Provision for Income Taxes

The provision for income taxes for the third quarter of 2017 resulted in a tax rate on a taxable-equivalent basis of 29.0 percent (effective tax rate of 27.3 percent), compared with 28.9 percent (effective tax rate of 27.2 percent) in the third quarter of 2016, and 28.5 percent (effective tax rate of 26.7 percent) in the second quarter of 2017.

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

ALLOWANCE FOR CREDIT LOSSES									Table 8

($ in millions)	3Q 2017	% (b)	2Q 2017	% (b)	1Q 2017	% (b)	4Q 2016	% (b)	3Q 2016	% (b)
Balance, beginning of period	$4,377		$4,366		$4,357		$4,338		$4,329
Net charge-offs
Commercial	79	.34	75	.33	71	.33	71	.32	84	.38
Lease financing	4	.29	3	.22	4	.30	5	.37	3	.23

Total commercial	83	.34	78	.33	75	.32	76	.32	87	.37
Commercial mortgages	(2)	(.03)	(7)	(.09)	(1)	(.01)	(3)	(.04)	5	.06
Construction and development	(5)	(.17)	(2)	(.07)	(1)	(.03)	(6)	(.21)	(4)	(.14)

Total commercial real estate	(7)	(.07)	(9)	(.08)	(2)	(.02)	(9)	(.08)	1	.01
Residential mortgages	7	.05	8	.05	12	.08	12	.08	12	.08
Credit card	187	3.55	204	3.97	190	3.70	181	3.44	161	3.11
Retail leasing	2	.10	2	.11	3	.19	1	.06	1	.07
Home equity and second mortgages	(1)	(.02)	(1)	(.02)	(1)	(.02)	(1)	(.02)	1	.02
Other	59	.73	58	.75	58	.76	62	.79	52	.68

Total other retail	60	.42	59	.43	60	.45	62	.46	54	.41

Total net charge-offs, excluding covered loans	330	.48	340	.50	335	.50	322	.48	315	.47
Covered loans	—	—	—	—	—	—	—	—	—	—

Total net charge-offs	330	.47	340	.49	335	.50	322	.47	315	.46
Provision for credit losses	360		350		345		342		325
Other changes (a)	—		1		(1)		(1)		(1)

Balance, end of period	$4,407		$4,377		$4,366		$4,357		$4,338

Components
Allowance for loan losses	$3,908		$3,856		$3,816		$3,813		$3,797
Liability for unfunded credit commitments	499		521		550		544		541

Total allowance for credit losses	$4,407		$4,377		$4,366		$4,357		$4,338

Gross charge-offs	$433		$437		$417		$405		$398
Gross recoveries	$103		$97		$82		$83		$83
Allowance for credit losses as a percentage of
Period-end loans, excluding covered loans	1.59		1.59		1.61		1.60		1.61
Nonperforming loans, excluding covered loans	425		385		338		317		309
Nonperforming assets, excluding covered assets	359		331		296		275		264
Period-end loans	1.58		1.58		1.60		1.59		1.60
Nonperforming loans	426		383		338		318		310
Nonperforming assets	352		324		292		272		261

(a)	Includes net changes in credit losses to be reimbursed by the FDIC and reductions in the allowance for covered loans where the reversal of a previously recorded allowance was offset by an associated decrease in the indemnification asset, and the impact of any loan sales.
(b)	Annualized and calculated on average loan balances

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

Credit Quality

The Company’s provision for credit losses for the third quarter of 2017 was $360 million, which was $10 million (2.9 percent) higher than the prior quarter and $35 million (10.8 percent) higher than the third quarter of 2016. Credit quality was relatively stable compared with the second quarter of 2017.

Total net charge-offs in the third quarter of 2017 were $330 million, compared with $340 million in the second quarter of 2017, and $315 million in the third quarter of 2016. Net charge-offs decreased $10 million (2.9 percent) compared with the second quarter of 2017 mainly due to seasonally lower credit card loan net charge-offs. Net charge-offs increased $15 million (4.8 percent) compared with the third quarter of 2016 primarily due to higher credit card loan net charge-offs related to maturity of vintages within the portfolio, partially offset by lower net charge-offs in residential mortgages and higher recoveries in total commercial. The net charge-off ratio was 0.47 percent in the third quarter of 2017, compared with 0.49 percent in the second quarter of 2017 and 0.46 percent in the third quarter of 2016.

The allowance for credit losses was $4,407 million at September 30, 2017, compared with $4,377 million at June 30, 2017, and $4,338 million at September 30, 2016. The ratio of the allowance for credit losses to period-end loans was 1.58 percent at September 30, 2017 and at June 30, 2017, compared with 1.60 percent at September 30, 2016. The ratio of the allowance for credit losses to nonperforming loans was 426 percent at September 30, 2017, compared with 383 percent at June 30, 2017, and 310 percent at September 30, 2016.

Nonperforming assets were $1,251 million at September 30, 2017, compared with $1,349 million at June 30, 2017, and $1,664 million at September 30, 2016. The ratio of nonperforming assets to loans and other real estate was 0.45 percent at September 30, 2017, compared with 0.49 percent at June 30, 2017, and 0.61 percent at September 30, 2016. The $98 million (7.3 percent) decrease in nonperforming assets on a linked quarter basis was driven by improvements in commercial loans and residential mortgages. The $413 million (24.8 percent) decrease in nonperforming assets on a year-over-year basis was driven by improvements in commercial loans, residential mortgages and other real estate. Accruing loans 90 days or more past due were $649 million ($497 million excluding covered loans) at September 30, 2017, compared with $639 million ($477 million excluding covered loans) at June 30, 2017, and $748 million ($518 million excluding covered loans) at September 30, 2016.

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

DELINQUENT LOAN RATIOS AS A PERCENT OF ENDING LOAN BALANCES					Table 9

(Percent)
	Sep 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sep 30 2016
Delinquent loan ratios - 90 days or more past due excluding nonperforming loans
Commercial	.05	.05	.06	.06	.05
Commercial real estate	.01	—	.01	.02	.02
Residential mortgages	.18	.20	.24	.27	.28
Credit card	1.20	1.10	1.23	1.16	1.11
Other retail	.15	.14	.14	.15	.14
Total loans, excluding covered loans	.18	.17	.19	.20	.19
Covered loans	4.66	4.71	5.34	5.53	5.72
Total loans	.23	.23	.26	.28	.28
Delinquent loan ratios - 90 days or more past due including nonperforming loans
Commercial	.33	.39	.52	.57	.61
Commercial real estate	.30	.29	.27	.31	.26
Residential mortgages	.98	1.10	1.23	1.31	1.37
Credit card	1.20	1.10	1.24	1.18	1.13
Other retail	.43	.42	.43	.45	.42
Total loans, excluding covered loans	.55	.59	.67	.71	.72
Covered loans	4.84	5.06	5.53	5.68	5.89
Total loans	.60	.64	.73	.78	.79

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

ASSET QUALITY					Table 10

($ in millions)
	Sep 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sep 30 2016
Nonperforming loans
Commercial	$231	$283	$397	$443	$477
Lease financing	38	39	42	40	40

Total commercial	269	322	439	483	517
Commercial mortgages	89	84	74	87	98
Construction and development	33	35	36	37	7

Total commercial real estate	122	119	110	124	105
Residential mortgages	474	530	575	595	614
Credit card	1	1	2	3	4
Other retail	163	158	157	157	153

Total nonperforming loans, excluding covered loans	1,029	1,130	1,283	1,362	1,393
Covered loans	6	12	7	6	7

Total nonperforming loans	1,035	1,142	1,290	1,368	1,400
Other real estate (a)	164	157	155	186	213
Covered other real estate (a)	26	25	22	26	28
Other nonperforming assets	26	25	28	23	23

Total nonperforming assets (b)	$1,251	$1,349	$1,495	$1,603	$1,664

Total nonperforming assets, excluding covered assets	$1,219	$1,312	$1,466	$1,571	$1,629

Accruing loans 90 days or more past due, excluding covered loans	$497	$477	$524	$552	$518

Accruing loans 90 days or more past due	$649	$639	$718	$764	$748

Performing restructured loans, excluding GNMA and covered loans	$2,419	$2,473	$2,478	$2,557	$2,672

Performing restructured GNMA and covered loans	$1,600	$1,803	$1,746	$1,604	$1,375

Nonperforming assets to loans plus ORE, excluding covered assets (%)	.44	.48	.54	.58	.61
Nonperforming assets to loans plus ORE (%)	.45	.49	.55	.59	.61

(a)	Includes equity investments in entities whose principal assets are other real estate owned.
(b)	Does not include accruing loans 90 days or more past due.

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

COMMON SHARES					Table 11

(Millions)	3Q 2017	2Q 2017	1Q 2017	4Q 2016	3Q 2016
Beginning shares outstanding	1,679	1,692	1,697	1,705	1,719
Shares issued for stock incentive plans, acquisitions and other corporate purposes	—	1	6	6	2
Shares repurchased	(12)	(14)	(11)	(14)	(16)

Ending shares outstanding	1,667	1,679	1,692	1,697	1,705

CAPITAL POSITION					Table 12

($ in millions)	Sep 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sep 30 2016
Total U.S. Bancorp shareholders’ equity	$48,723	$48,320	$47,798	$47,298	$47,759
Standardized Approach
Basel III transitional standardized approach
Common equity tier 1 capital	$34,876	$34,408	$33,847	$33,720	$33,827
Tier 1 capital	40,411	39,943	39,374	39,421	39,531
Total risk-based capital	48,104	47,824	47,279	47,355	47,452
Common equity tier 1 capital ratio	9.6%	9.5%	9.5%	9.4%	9.5%
Tier 1 capital ratio	11.1	11.1	11.0	11.0	11.1
Total risk-based capital ratio	13.2	13.2	13.3	13.2	13.3
Leverage ratio	9.1	9.1	9.1	9.0	9.2
Common equity tier 1 capital to risk-weighted assets estimated for the Basel III fully implemented standardized approach (a)	9.4	9.3	9.2	9.1	9.3
Advanced Approaches
Common equity tier 1 capital to risk-weighted assets for the Basel III transitional advanced approaches	12.1	12.0	11.8	12.2	12.4
Common equity tier 1 capital to risk-weighted assets estimated for the Basel III fully implemented advanced approaches (a)	11.8	11.7	11.5	11.7	12.1
Tangible common equity to tangible assets (a)	7.7	7.5	7.6	7.5	7.5
Tangible common equity to risk-weighted assets (a)	9.5	9.4	9.4	9.2	9.3

Beginning January 1, 2014, the regulatory capital requirements effective for the Company follow Basel III, subject to certain transition provisions from Basel I over the following four years to full implementation by January 1, 2018. Basel III includes two comprehensive methodologies for calculating risk-weighted assets: a general standardized approach and more risk-sensitive advanced approaches, with the Company’s capital adequacy being evaluated against the methodology that is most restrictive.

(a)	See Non-GAAP Financial Measures reconciliation on page 21

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

Capital Management

Total U.S. Bancorp shareholders’ equity was $48.7 billion at September 30, 2017, compared with $48.3 billion at June 30, 2017, and $47.8 billion at September 30, 2016. During the third quarter, the Company returned 79 percent of earnings to shareholders through dividends and share buybacks.

All regulatory ratios continue to be in excess of “well-capitalized” requirements. The estimated common equity tier 1 capital to risk-weighted assets ratio using the Basel III fully implemented standardized approach was 9.4 percent at September 30, 2017, compared with 9.3 percent at June 30, 2017, and at September 30, 2016. The estimated common equity tier 1 capital to risk-weighted assets ratio using the Basel III fully implemented advanced approaches method was 11.8 percent at September 30, 2017, compared with 11.7 percent at June 30, 2017, and 12.1 percent at September 30, 2016.

On Wednesday, October 18, 2017, at 8:00 a.m. CDT, Andy Cecere, president and chief executive officer, and Terry Dolan, vice chairman and chief financial officer, will host a conference call to review the financial results. The conference call will be available online or by telephone. To access the webcast and presentation, go to www.usbank.com and click on “About U.S. Bank.” The “Webcasts & Presentations” link can be found under the Investor/Shareholder information heading, which is at the left side near the bottom of the page. To access the conference call from locations within the United States and Canada, please dial 866-316-1409. Participants calling from outside the United States and Canada, please dial 706-634-9086. The conference ID number for all participants is 75774124. For those unable to participate during the live call, a recording will be available at approximately 11:00 a.m. CDT on Wednesday, October 18 and will be accessible through Wednesday, October 25 at 11:00 p.m. CDT. To access the recorded message within the United States and Canada, please dial 855-859-2056. If calling from outside the United States and Canada, please dial 404-537-3406 to access the recording. The conference ID is 75774124.

Minneapolis-based U.S. Bancorp (NYSE: USB), with $459 billion in assets as of September 30, 2017, is the parent company of U.S. Bank National Association, the fifth largest commercial bank in the United States. The Company operates 3,072 banking offices in 25 states and 4,801 ATMs and provides a comprehensive line of banking, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

Forward-Looking Statements

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. A reversal or slowing of the current economic recovery or another severe contraction could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a downturn in the residential real estate markets could cause credit losses and deterioration in asset values. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in customer behavior and preferences; breaches in data security; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputational risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2016, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. However, factors other than these also could adversely affect U.S. Bancorp’s results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

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U.S. Bancorp Reports Third Quarter 2017 Results

October 18, 2017

Non-GAAP Financial Measures

In addition to capital ratios defined by banking regulators, the Company considers various other measures when evaluating capital utilization and adequacy, including:

•	Tangible common equity to tangible assets,

•	Tangible common equity to risk-weighted assets,

•	Common equity tier 1 capital to risk-weighted assets estimated for the Basel III fully implemented standardized approach, and

•	Common equity tier 1 capital to risk-weighted assets estimated for the Basel III fully implemented advanced approaches.

These capital measures are viewed by management as useful additional methods of reflecting the level of capital available to withstand unexpected negative market or economic conditions. Additionally, presentation of these measures allows investors, analysts and banking regulators to assess the Company’s capital position relative to other financial services companies. These measures differ from currently effective capital ratios defined by banking regulations principally in that the numerator of the currently effective ratios, which are subject to certain transitional provisions, temporarily excludes a portion of unrealized gains and losses related to available-for-sale securities and retirement plan obligations, and includes a portion of capital related to intangible assets, other than mortgage servicing rights. These capital measures are not defined in generally accepted accounting principles (“GAAP”), or are not currently effective or defined in federal banking regulations. As a result, these capital measures disclosed by the Company may be considered non-GAAP financial measures.

The Company also discloses net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. The Company believes this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.

There may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider the consolidated financial statements and other financial information contained in this press release in their entirety, and not to rely on any single financial measure. A table follows that shows the Company’s calculation of these non-GAAP financial measures.

###

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U.S. Bancorp

Consolidated Statement of Income

(Dollars and Shares in Millions, Except Per Share Data)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2017	2016	2017	2016
Interest Income
Loans	$3,059	$2,731	$8,757	$8,039
Loans held for sale	40	43	104	110
Investment securities	568	515	1,653	1,555
Other interest income	47	31	131	89

Total interest income	3,714	3,320	10,645	9,793
Interest Expense
Deposits	293	161	730	452
Short-term borrowings	90	70	233	201
Long-term debt	196	196	585	567

Total interest expense	579	427	1,548	1,220

Net interest income	3,135	2,893	9,097	8,573
Provision for credit losses	360	325	1,055	982

Net interest income after provision for credit losses	2,775	2,568	8,042	7,591
Noninterest Income
Credit and debit card revenue	308	299	919	861
Corporate payment products revenue	201	190	564	541
Merchant processing services	405	412	1,190	1,188
ATM processing services	92	87	267	251
Trust and investment management fees	380	362	1,128	1,059
Deposit service charges	192	192	553	539
Treasury management fees	153	147	466	436
Commercial products revenue	221	219	638	654
Mortgage banking revenue	213	314	632	739
Investment products fees	39	41	120	120
Securities gains (losses), net	9	10	47	16
Other	209	172	646	742

Total noninterest income	2,422	2,445	7,170	7,146
Noninterest Expense
Compensation	1,440	1,329	4,247	3,855
Employee benefits	281	280	882	858
Net occupancy and equipment	258	250	760	741
Professional services	104	127	305	346
Marketing and business development	92	102	291	328
Technology and communications	246	243	723	717
Postage, printing and supplies	82	80	244	236
Other intangibles	44	45	131	134
Other	492	475	1,423	1,457

Total noninterest expense	3,039	2,931	9,006	8,672

Income before income taxes	2,158	2,082	6,206	6,065
Applicable income taxes	589	566	1,639	1,612

Net income	1,569	1,516	4,567	4,453
Net (income) loss attributable to noncontrolling interests	(6)	(14)	(31)	(43)

Net income attributable to U.S. Bancorp	$1,563	$1,502	$4,536	$4,410

Net income applicable to U.S. Bancorp common shareholders	$1,485	$1,434	$4,302	$4,198

Earnings per common share	$.89	$.84	$2.56	$2.44
Diluted earnings per common share	$.88	$.84	$2.55	$2.43
Dividends declared per common share	$.300	$.280	$.860	$.790
Average common shares outstanding	1,672	1,710	1,683	1,724
Average diluted common shares outstanding	1,678	1,716	1,689	1,730

U.S. Bancorp

Consolidated Ending Balance Sheet

(Dollars in Millions)	September 30, 2017	December 31, 2016	September 30, 2016
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$20,540	$15,705	$23,664
Investment securities
Held-to-maturity	44,018	42,991	42,873
Available-for-sale	67,772	66,284	67,155
Loans held for sale	3,757	4,826	5,575
Loans
Commercial	96,928	93,386	93,201
Commercial real estate	41,430	43,098	43,468
Residential mortgages	59,317	57,274	56,229
Credit card	20,923	21,749	20,706
Other retail	56,859	53,864	53,664

Total loans, excluding covered loans	275,457	269,371	267,268
Covered loans	3,262	3,836	4,021

Total loans	278,719	273,207	271,289
Less allowance for loan losses	(3,908)	(3,813)	(3,797)

Net loans	274,811	269,394	267,492
Premises and equipment	2,402	2,443	2,449
Goodwill	9,370	9,344	9,357
Other intangible assets	3,193	3,303	2,887
Other assets	33,364	31,674	32,682

Total assets	$459,227	$445,964	$454,134

Liabilities and Shareholders’ Equity
Deposits
Noninterest-bearing	$82,152	$86,097	$89,101
Interest-bearing	260,437	248,493	245,494

Total deposits	342,589	334,590	334,595
Short-term borrowings	15,856	13,963	15,695
Long-term debt	34,515	33,323	37,978
Other liabilities	16,916	16,155	17,467

Total liabilities	409,876	398,031	405,735
Shareholders’ equity
Preferred stock	5,419	5,501	5,501
Common stock	21	21	21
Capital surplus	8,457	8,440	8,429
Retained earnings	53,023	50,151	49,231
Less treasury stock	(16,978)	(15,280)	(14,844)
Accumulated other comprehensive income (loss)	(1,219)	(1,535)	(579)

Total U.S. Bancorp shareholders’ equity	48,723	47,298	47,759
Noncontrolling interests	628	635	640

Total equity	49,351	47,933	48,399

Total liabilities and equity	$459,227	$445,964	$454,134

U.S. Bancorp

Non-GAAP Financial Measures

(Dollars in Millions, Unaudited)	September 30, 2017	June 30, 2017	March 31, 2016	December 31, 2016	September 30, 2016
Total equity	$49,351	$48,949	$48,433	$47,933	$48,399
Preferred stock	(5,419)	(5,419)	(5,419)	(5,501)	(5,501)
Noncontrolling interests	(628)	(629)	(635)	(635)	(640)
Goodwill (net of deferred tax liability) (1)	(8,141)	(8,181)	(8,186)	(8,203)	(8,239)
Intangible assets, other than mortgage servicing rights	(595)	(634)	(671)	(712)	(756)

Tangible common equity (a)	34,568	34,086	33,522	32,882	33,263
Tangible common equity (as calculated above)	34,568	34,086	33,522	32,882	33,263
Adjustments (2)	(52)	(51)	(136)	(55)	97

Common equity tier 1 capital estimated for the Basel III fully implemented standardized and advanced approaches (b)	34,516	34,035	33,386	32,827	33,360
Total assets	459,227	463,844	449,522	445,964	454,134
Goodwill (net of deferred tax liability) (1)	(8,141)	(8,181)	(8,186)	(8,203)	(8,239)
Intangible assets, other than mortgage servicing rights	(595)	(634)	(671)	(712)	(756)

Tangible assets (c)	450,491	455,029	440,665	437,049	445,139
Risk-weighted assets, determined in accordance with prescribed transitional standardized approach regulatory requirements (d)	363,957 *	361,164	356,373	358,237	356,733
Adjustments (3)	3,907 *	3,967	4,731	4,027	3,165

Risk-weighted assets estimated for the Basel III fully implemented standardized approach (e)	367,864 *	365,131	361,104	362,264	359,898
Risk-weighted assets, determined in accordance with prescribed transitional advanced approaches regulatory requirements	287,800 *	287,124	285,963	277,141	272,832
Adjustments (4)	4,164 *	4,231	5,046	4,295	3,372

Risk-weighted assets estimated for the Basel III fully implemented advanced approaches (f)	291,964 *	291,355	291,009	281,436	276,204
Ratios *
Tangible common equity to tangible assets (a)/(c)	7.7%	7.5%	7.6%	7.5%	7.5%
Tangible common equity to risk-weighted assets (a)/(d)	9.5	9.4	9.4	9.2	9.3
Common equity tier 1 capital to risk-weighted assets estimated for the Basel III fully implemented standardized approach (b)/(e)	9.4	9.3	9.2	9.1	9.3
Common equity tier 1 capital to risk-weighted assets estimated for the Basel III fully implemented advanced approaches (b)/(f)	11.8	11.7	11.5	11.7	12.1

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net interest income	$3,135	$3,017	$2,945	$2,955	$2,893
Taxable-equivalent adjustment (5)	51	51	50	49	50

Net interest income, on a taxable-equivalent basis	3,186	3,068	2,995	3,004	2,943
Net interest income, on a taxable-equivalent basis (as calculated above)	3,186	3,068	2,995	3,004	2,943
Noninterest income	2,422	2,419	2,329	2,431	2,445
Less: Securities gains (losses), net	9	9	29	6	10

Total net revenue, excluding net securities gains (losses) (g)	5,599	5,478	5,295	5,429	5,378
Noninterest expense (h)	3,039	3,023	2,944	3,004	2,931
Less: Intangible amortization	44	43	44	45	45

Noninterest expense, excluding intangible amortization (i)	2,995	2,980	2,900	2,959	2,886
Efficiency ratio (h)/(g)	54.3%	55.2%	55.6%	55.3%	54.5%
Tangible efficiency ratio (i)/(g)	53.5	54.4	54.8	54.5	53.7

*	Preliminary data. Subject to change prior to filings with applicable regulatory agencies.
(1)	Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements.
(2)	Includes net losses on cash flow hedges included in accumulated other comprehensive income (loss) and other adjustments.
(3)	Includes higher risk-weighting for unfunded loan commitments, investment securities, residential mortgages, mortgage servicing rights and other adjustments.
(4)	Primarily reflects higher risk-weighting for mortgage servicing rights.
(5)	Utilizes a tax rate of 35 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes.

Supplemental Business Line Schedules

3Q 2017

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

LINE OF BUSINESS FINANCIAL PERFORMANCE (a)

($ in millions)
	Net Income Attributable to U.S. Bancorp			Percent Change		Net Income Attributable to U.S. Bancorp			3Q 2017
Business Line	3Q 2017	2Q 2017	3Q 2016	3Q17 vs 2Q17	3Q17 vs 3Q16	YTD 2017	YTD 2016	Percent Change	Earnings Composition
Wholesale Banking and Commercial Real Estate	$282	$291	$225	(3.1)	25.3	$827	$574	44.1	18%
Consumer and Small Business Banking	363	314	359	15.6	1.1	974	1,036	(6.0)	23
Wealth Management and Securities Services	125	128	95	(2.3)	31.6	363	273	33.0	8
Payment Services	303	276	342	9.8	(11.4)	868	983	(11.7)	19
Treasury and Corporate Support	490	491	481	(.2)	1.9	1,504	1,544	(2.6)	32

Consolidated Company	$1,563	$1,500	$1,502	4.2	4.1	$4,536	$4,410	2.9	100%

(a)	preliminary data

Lines of Business

The Company’s major lines of business are Wholesale Banking and Commercial Real Estate, Consumer and Small Business Banking, Wealth Management and Securities Services, Payment Services, and Treasury and Corporate Support. These operating segments are components of the Company about which financial information is prepared and is evaluated regularly by management in deciding how to allocate resources and assess performance. Noninterest expenses incurred by centrally managed operations or business lines that directly support another business line’s operations are charged to the applicable business line based on its utilization of those services, primarily measured by the volume of customer activities, number of employees or other relevant factors. These allocated expenses are reported as net shared services expense within noninterest expense. Designations, assignments and allocations change from time to time as management systems are enhanced, methods of evaluating performance or product lines change or business segments are realigned to better respond to the Company’s diverse customer base. During 2017, certain organization and methodology changes were made and, accordingly, prior period results were restated and presented on a comparable basis.

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

WHOLESALE BANKING AND COMMERCIAL REAL ESTATE (a)

($ in millions)
				Percent Change
	3Q 2017	2Q 2017	3Q 2016	3Q17 vs 2Q17	3Q17 vs 3Q16	YTD 2017	YTD 2016	Percent Change
Condensed Income Statement
Net interest income (taxable-equivalent basis)	$616	$602	$563	2.3	9.4	$1,806	$1,638	10.3
Noninterest income	215	238	220	(9.7)	(2.3)	697	676	3.1
Securities gains (losses), net	—	—	—	—	—	(3)	—	nm

Total net revenue	831	840	783	(1.1)	6.1	2,500	2,314	8.0
Noninterest expense	396	400	355	(1.0)	11.5	1,188	1,066	11.4
Other intangibles	1	1	1	—	—	3	3	—

Total noninterest expense	397	401	356	(1.0)	11.5	1,191	1,069	11.4

Income before provision and taxes	434	439	427	(1.1)	1.6	1,309	1,245	5.1
Provision for credit losses	(9)	(18)	73	50.0	nm	9	342	(97.4)

Income before income taxes	443	457	354	(3.1)	25.1	1,300	903	44.0
Income taxes and taxable-equivalent adjustment	161	166	129	(3.0)	24.8	473	329	43.8

Net income	282	291	225	(3.1)	25.3	827	574	44.1
Net (income) loss attributable to noncontrolling interests	—	—	—	—	—	—	—	—

Net income attributable to U.S. Bancorp	$282	$291	$225	(3.1)	25.3	$827	$574	44.1

Average Balance Sheet Data
Loans	$94,003	$94,222	$92,290	(.2)	1.9	$93,986	$91,512	2.7
Other earning assets	2,855	3,107	2,500	(8.1)	14.2	2,948	2,324	26.9
Goodwill	1,647	1,647	1,647	—	—	1,647	1,647	—
Other intangible assets	13	14	16	(7.1)	(18.8)	14	17	(17.6)
Assets	102,327	103,101	100,864	(.8)	1.5	102,580	99,932	2.6
Noninterest-bearing deposits	35,353	36,400	36,685	(2.9)	(3.6)	36,217	36,543	(.9)
Interest-bearing deposits	74,464	68,868	67,419	8.1	10.4	71,306	61,244	16.4

Total deposits	109,817	105,268	104,104	4.3	5.5	107,523	97,787	10.0
Total U.S. Bancorp shareholders’ equity	9,952	9,921	8,997	.3	10.6	9,852	8,927	10.4

(a)	preliminary data

Wholesale Banking and Commercial Real Estate offers lending, equipment finance and small-ticket leasing, depository services, treasury management, capital markets services, international trade services and other financial services to middle market, large corporate, commercial real estate, financial institution, non-profit and public sector clients. Wholesale Banking and Commercial Real Estate contributed $282 million of the Company’s net income in the third quarter of 2017, compared with $225 million in the third quarter of 2016. Total net revenue increased $48 million (6.1 percent) due to a $53 million (9.4 percent) increase in net interest income, partially offset by a decrease of $5 million (2.3 percent) in total noninterest income. Net interest income grew year-over-year primarily due to the margin benefit of rising rates on deposits and

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

growth in average loan and deposit balances, partially offset by lower spread on loans, reflecting a competitive marketplace. Total noninterest income decreased year-over-year primarily due to lower foreign currency customer activity and capital markets volume from a year ago, partially offset by higher treasury management fees. Total noninterest expense was $41 million (11.5 percent) higher compared with a year ago due to an increase in variable costs allocated to manage the business and higher compensation expense, reflecting the impact of increased staffing, merit increases and variable compensation. The provision for credit losses decreased $82 million due to a favorable change in the reserve allocation and continued stabilization in credit quality in the energy sector.

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

CONSUMER AND SMALL BUSINESS BANKING (a)

($ in millions)
				Percent Change
	3Q 2017	2Q 2017	3Q 2016	3Q17 vs 2Q17	3Q17 vs 3Q16	YTD 2017	YTD 2016	Percent Change
Condensed Income Statement
Net interest income (taxable-equivalent basis)	$1,309	$1,258	$1,199	4.1	9.2	$3,789	$3,523	7.6
Noninterest income	632	620	712	1.9	(11.2)	1,837	1,899	(3.3)
Securities gains (losses), net	—	—	—	—	—	—	—	—

Total net revenue	1,941	1,878	1,911	3.4	1.6	5,626	5,422	3.8
Noninterest expense	1,266	1,287	1,293	(1.6)	(2.1)	3,821	3,746	2.0
Other intangibles	8	7	8	14.3	—	22	24	(8.3)

Total noninterest expense	1,274	1,294	1,301	(1.5)	(2.1)	3,843	3,770	1.9

Income before provision and taxes	667	584	610	14.2	9.3	1,783	1,652	7.9
Provision for credit losses	97	90	45	7.8	nm	252	22	nm

Income before income taxes	570	494	565	15.4	.9	1,531	1,630	(6.1)
Income taxes and taxable-equivalent adjustment	207	180	206	15.0	.5	557	594	(6.2)

Net income	363	314	359	15.6	1.1	974	1,036	(6.0)
Net (income) loss attributable to noncontrolling interests	—	—	—	—	—	—	—	—

Net income attributable to U.S. Bancorp	$363	$314	$359	15.6	1.1	$974	$1,036	(6.0)

Average Balance Sheet Data
Loans	$142,080	$140,544	$137,679	1.1	3.2	$140,592	$135,671	3.6
Other earning assets	4,304	3,205	5,257	34.3	(18.1)	3,845	4,445	(13.5)
Goodwill	3,681	3,682	3,681	—	—	3,682	3,681	—
Other intangible assets	2,701	2,730	2,270	(1.1)	19.0	2,733	2,394	14.2
Assets	156,737	154,247	153,501	1.6	2.1	154,894	150,711	2.8
Noninterest-bearing deposits	28,705	27,303	28,355	5.1	1.2	27,666	27,092	2.1
Interest-bearing deposits	121,121	120,852	115,875	.2	4.5	120,462	114,613	5.1

Total deposits	149,826	148,155	144,230	1.1	3.9	148,128	141,705	4.5
Total U.S. Bancorp shareholders’ equity	11,489	11,435	11,312	.5	1.6	11,482	11,138	3.1

(a)	preliminary data

Consumer and Small Business Banking delivers products and services through banking offices, telephone servicing and sales, on-line services, direct mail, ATM processing and mobile devices. It encompasses community banking, metropolitan banking and indirect lending, as well as mortgage banking. Consumer and Small Business Banking contributed $363 million of the Company’s net income in the third quarter of 2017, compared with $359 million in the third quarter of 2016. Total net revenue increased $30 million (1.6 percent) due to a $110 million (9.2 percent) increase in net interest income, partially offset by a decrease of $80 million (11.2 percent) in total noninterest income. Net interest income increased year-over-year primarily due to the impact of the margin benefit of rising rates from deposits along with growth in

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

average loan and deposit balances, partially offset by lower spread on loans. Total noninterest income decreased year-over-year principally driven by lower mortgage banking revenue due to lower origination and sales volume related to refinancing activities, as refinancing activities were significantly higher in the third quarter of 2016. Partially offsetting the impact of lower mortgage banking revenue was growth in retail leasing revenue due to stronger end-of-term gains on auto leases and higher ATM processing services fees. Total noninterest expense in the third quarter of 2017 decreased $27 million (2.1 percent) from the same quarter of the prior year primarily due to lower mortgage related costs and lower professional services expense. Partially offsetting these decreases were higher compensation expense, reflecting the impact of increased staffing and merit increases, and higher net shared services expense. The provision for credit losses increased $52 million primarily due to growth in total other retail loans and exposures as a result of recent weather events.

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

WEALTH MANAGEMENT AND SECURITIES SERVICES (a)

($ in millions)
				Percent Change
	3Q 2017	2Q 2017	3Q 2016	3Q17 vs 2Q17	3Q17 vs 3Q16	YTD 2017	YTD 2016	Percent Change
Condensed Income Statement
Net interest income (taxable-equivalent basis)	$192	$187	$135	2.7	42.2	$558	$374	49.2
Noninterest income	411	413	403	(.5)	2.0	1,222	1,183	3.3
Securities gains (losses), net	—	—	—	—	—	—	—	—

Total net revenue	603	600	538	.5	12.1	1,780	1,557	14.3
Noninterest expense	401	395	384	1.5	4.4	1,194	1,113	7.3
Other intangibles	5	5	6	—	(16.7)	15	18	(16.7)

Total noninterest expense	406	400	390	1.5	4.1	1,209	1,131	6.9

Income before provision and taxes	197	200	148	(1.5)	33.1	571	426	34.0
Provision for credit losses	1	(1)	(1)	nm	nm	1	(2)	nm

Income before income taxes	196	201	149	(2.5)	31.5	570	428	33.2
Income taxes and taxable-equivalent adjustment	71	73	54	(2.7)	31.5	207	155	33.5

Net income	125	128	95	(2.3)	31.6	363	273	33.0
Net (income) loss attributable to noncontrolling interests	—	—	—	—	—	—	—	—

Net income attributable to U.S. Bancorp	$125	$128	$95	(2.3)	31.6	$363	$273	33.0

Average Balance Sheet Data
Loans	$8,595	$8,306	$7,299	3.5	17.8	$8,289	$7,135	16.2
Other earning assets	158	147	142	7.5	11.3	153	139	10.1
Goodwill	1,568	1,567	1,567	.1	.1	1,567	1,567	—
Other intangible assets	79	83	99	(4.8)	(20.2)	83	104	(20.2)
Assets	11,495	11,425	10,383	.6	10.7	11,454	10,251	11.7
Noninterest-bearing deposits	14,715	15,944	13,803	(7.7)	6.6	14,836	13,249	12.0
Interest-bearing deposits	56,647	57,926	51,700	(2.2)	9.6	57,179	48,581	17.7

Total deposits	71,362	73,870	65,503	(3.4)	8.9	72,015	61,830	16.5
Total U.S. Bancorp shareholders’ equity	2,381	2,365	2,378	.7	.1	2,383	2,379	.2

(a)	preliminary data

Wealth Management and Securities Services provides private banking, financial advisory services, investment management, retail brokerage services, insurance, trust, custody and fund servicing through five businesses: Wealth Management, Corporate Trust Services, U.S. Bancorp Asset Management, Institutional Trust & Custody and Fund Services. Wealth Management and Securities Services contributed $125 million of the Company’s net income in the third quarter of 2017, compared with $95 million in the third quarter of 2016. Total net revenue increased $65 million (12.1 percent) year-over-year driven by an increase in net interest income of $57 million (42.2 percent) principally due to the impact of rising rates on the margin benefit from deposits along with higher average loan and deposit balances. Total noninterest income

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

increased $8 million (2.0 percent) principally due to favorable market conditions and net asset and account growth. Total noninterest expense increased $16 million (4.1 percent) primarily as a result of higher compensation expense, reflecting the impact of higher staffing and merit increases, higher net shared services expense, and a higher FDIC surcharge driven by higher deposit balances compared with the prior year. The provision for credit losses was relatively flat compared with the prior year quarter.

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

PAYMENT SERVICES (a)

($ in millions)

				Percent Change
	3Q 2017	2Q 2017	3Q 2016	3Q17 vs 2Q17	3Q17 vs 3Q16	YTD 2017	YTD 2016	Percent Change
Condensed Income Statement
Net interest income (taxable-equivalent basis)	$563	$540	$538	4.3	4.6	$1,653	$1,579	4.7
Noninterest income	920	909	912	1.2	.9	2,686	2,651	1.3
Securities gains (losses), net	—	—	—	—	—	—	—	—

Total net revenue	1,483	1,449	1,450	2.3	2.3	4,339	4,230	2.6
Noninterest expense	707	693	662	2.0	6.8	2,069	1,941	6.6
Other intangibles	30	30	30	—	—	91	89	2.2

Total noninterest expense	737	723	692	1.9	6.5	2,160	2,030	6.4

Income before provision and taxes	746	726	758	2.8	(1.6)	2,179	2,200	(1.0)
Provision for credit losses	270	283	208	(4.6)	29.8	794	615	29.1

Income before income taxes	476	443	550	7.4	(13.5)	1,385	1,585	(12.6)
Income taxes and taxable-equivalent adjustment	173	161	200	7.5	(13.5)	504	577	(12.7)

Net income	303	282	350	7.4	(13.4)	881	1,008	(12.6)
Net (income) loss attributable to noncontrolling interests	—	(6)	(8)	nm	nm	(13)	(25)	48.0

Net income attributable to U.S. Bancorp	$303	$276	$342	9.8	(11.4)	$868	$983	(11.7)

Average Balance Sheet Data
Loans	$29,612	$29,070	$28,909	1.9	2.4	$29,209	$28,309	3.2
Other earning assets	241	241	267	—	(9.7)	246	380	(35.3)
Goodwill	2,469	2,457	2,463	.5	.2	2,459	2,466	(.3)
Other intangible assets	385	408	494	(5.6)	(22.1)	409	502	(18.5)
Assets	35,035	34,778	34,715	.7	.9	34,794	34,226	1.7
Noninterest-bearing deposits	1,029	1,015	954	1.4	7.9	1,023	947	8.0
Interest-bearing deposits	103	102	98	1.0	5.1	101	97	4.1

Total deposits	1,132	1,117	1,052	1.3	7.6	1,124	1,044	7.7
Total U.S. Bancorp shareholders’ equity	6,206	6,228	6,385	(.4)	(2.8)	6,280	6,361	(1.3)

(a)	preliminary data

Payment Services includes consumer and business credit cards, stored-value cards, debit cards, corporate, government and purchasing card services, consumer lines of credit and merchant processing. Payment Services contributed $303 million of the Company’s net income in the third quarter of 2017, compared with $342 million in the third quarter of 2016. Total net revenue increased $33 million (2.3 percent) due to a $25 million (4.6 percent) increase in net interest income and an increase of $8 million (0.9 percent) in total noninterest income. Net interest income increased year-over-year primarily due to higher loan volumes and rising interest rates, in addition to growth in loan fees. Total noninterest income increased

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

year-over-year primarily due to higher corporate payment products revenue and credit and debit card revenue driven by higher sales, partially offset by lower merchant processing services revenue due to exiting certain joint ventures and the impacts of recent weather events. Total noninterest expense increased $45 million (6.5 percent) over the third quarter of 2016 principally due to higher net shared services expense, driven by implementation costs of capital investments to support business growth, and higher compensation and employee benefits expense, reflecting higher staffing to support business investment and compliance programs and merit increases. The provision for credit losses increased $62 million (29.8 percent) due to an unfavorable change in the reserve allocation and higher net charge-offs.

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

TREASURY AND CORPORATE SUPPORT (a)

($ in millions)

				Percent Change
	3Q 2017	2Q 2017	3Q 2016	3Q17 vs 2Q17	3Q17 vs 3Q16	YTD 2017	YTD 2016	Percent Change
Condensed Income Statement
Net interest income (taxable-equivalent basis)	$506	$481	$508	5.2	(.4)	$1,443	$1,613	(10.5)
Noninterest income	235	230	188	2.2	25.0	681	721	(5.5)
Securities gains (losses), net	9	9	10	—	(10.0)	50	16	nm

Total net revenue	750	720	706	4.2	6.2	2,174	2,350	(7.5)
Noninterest expense	225	205	192	9.8	17.2	603	672	(10.3)
Other intangibles	—	—	—	—	—	—	—	—

Total noninterest expense	225	205	192	9.8	17.2	603	672	(10.3)

Income before provision and taxes	525	515	514	1.9	2.1	1,571	1,678	(6.4)
Provision for credit losses	1	(4)	—	nm	nm	(1)	5	nm

Income before income taxes	524	519	514	1.0	1.9	1,572	1,673	(6.0)
Income taxes and taxable-equivalent adjustment	28	22	27	27.3	3.7	50	111	(55.0)

Net income	496	497	487	(.2)	1.8	1,522	1,562	(2.6)
Net (income) loss attributable to noncontrolling interests	(6)	(6)	(6)	—	—	(18)	(18)	—

Net income attributable to U.S. Bancorp	$490	$491	$481	(.2)	1.9	$1,504	$1,544	(2.6)

Average Balance Sheet Data
Loans	$3,336	$3,386	$3,460	(1.5)	(3.6)	$3,378	$3,552	(4.9)
Other earning assets	123,641	121,655	115,980	1.6	6.6	121,385	112,349	8.0
Goodwill	—	—	—	—	—	—	—	—
Other intangible assets	—	—	—	—	—	—	—	—
Assets	145,036	142,554	138,400	1.7	4.8	142,327	134,301	6.0
Noninterest-bearing deposits	2,162	2,048	2,224	5.6	(2.8)	2,066	2,097	(1.5)
Interest-bearing deposits	852	714	1,435	19.3	(40.6)	754	2,849	(73.5)

Total deposits	3,014	2,762	3,659	9.1	(17.6)	2,820	4,946	(43.0)
Total U.S. Bancorp shareholders’ equity	18,791	18,324	18,719	2.5	.4	18,345	18,435	(.5)

(a)	preliminary data

Treasury and Corporate Support includes the Company’s investment portfolios, funding, capital management, interest rate risk management, income taxes not allocated to the business lines, including most investments in tax-advantaged projects, and the residual aggregate of those expenses associated with corporate activities that are managed on a consolidated basis. Treasury and Corporate Support recorded net income of $490 million in the third quarter of 2017, compared with $481 million in the third quarter of 2016. The increase in net income from the prior year quarter was primarily due to an increase in total net revenue, partially offset by an increase in total noninterest expense. Net interest income was essentially flat to the third quarter of 2016. Total noninterest income increased $46 million (23.2 percent) from the third quarter of

U.S. Bancorp Third Quarter 2017 Business Line Results

October 18, 2017

2016 principally due to equity investments. Total noninterest expense increased $33 million (17.2 percent) principally due to higher compensation expense, reflecting the impact of increased staffing and merit increases including variable compensation, and higher accruals for legal and regulatory matters, partially offset by lower net shared services expenses. The provision for credit losses was relatively flat compared with the prior year quarter.